EXHIBIT 21


                         ADVANCED ENERGY RECOVERY, INC.
                           SUBSIDIARIES OF REGISTRANT




        Name                  State of Incorporation       Business Conduct Name
        ----                  ----------------------       ---------------------
Allen Drilling Acquisition
Company                              Nebraska                        Same

Elgin Holdings, LLC                  Texas                           Same